Exhibit 99.4

AUGUST FINANCIAL HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2003 (unaudited*)

December 31, 2003
Assets
Current assets:
Cash	$1,256
Accounts receivable	300
Prepaid expenses	2,125

Total current assets	3,681

Property and equipment, net	35,848
Deposits	4,400
License, net	17,500
Book of business, net	4,375

Total assets	$65,804

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,220
Accrued expenses	212,806
Deferred income	13,484
Accrued site settlement	50,591

Total current liabilities	343,100

Stockholders’ equity:
Preferred stock, $.01 par value: 5,000,000 shares authorized, no shares issued or outstanding	—
Common stock, $.01 par value: 15,000,000 shares authorized, 140,022 and 57,307 shares issued and outstanding as of December 31, 2003 and December 31, 2002, respectively	1,400
Additional paid in capital	25,687,680
Deficit	(25,966,377)

Total stockholders’ equity (deficit)	(277,297)

Total liabilities and stockholders’ equity	$65,804

* Not reviewed by independent accountants

The accompany notes are an integral part of the consolidated financial statements

AUGUST FINANCIAL HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2003 (unaudited*) and 2002 (audited)

	2003	2002
Operating revenue	$16,796	$938

Operating expenses:
Salaries and benefits	330,114	168,269
Occupancy	65,732	21,086
Legal fees	4,246	93,049
Accounting fees	7,000	31,700
Consultants	18,660	72,570
Filing fees	2,962	15,099
Depreciation and amortization	22,971	7,808
Director fees and expenses	11,500	21,496
Advertising	8,746	—
Transfer agent and shareholder relations	4,055	17,121
Network and website	4,030	8,901
Telephone	9,889	7,368
Office supplies	5,954	5,882
Software	2,250	4,702
Taxes and licenses	509	1,434
Annual meeting	—	27,426
Site settlement	—	50,591
Miscellaneous	22,117	19,854

Total operating expenses	520,735	574,356

Interest income	732	4,666

Other expense	1,777	2,119

Total other income (expense)	(1,045)	2,547

Net loss	$(504,984)	$(570,871)

Loss per common share	$(5.11)	$(15.84	)(a)

Weighted average common shares outstanding	98,788	36,039
(a) Adjusted for 100 to 1 reverse stock split

* Not reviewed by independent accountants

The accompanying notes are an integral part of the consolidated financial statements

AUGUST FINANCIAL HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2003 (unaudited*) and 2002 (audited)

	Common Stock	Additional Paid in Capital	Deficit	Total
Balance, December 31, 2001	$33,757	25,302,002	$(24,890,522)	$445,237

Stock issued, September 12, 2002	4,800	—	—	4,800

Conversion of 100 to 1 stock split	(38,172)	38,172	—	—

Contributed capital	188	187,312	—	187,500

Net loss, December 31, 2002	—	—	(570,871)	(570,871)

Balance, December 31, 2002	$573	25,527,486	$(25,461,393)	$66,666

Stock issued for services	1	1,999	—	2,000

Vested restricted stock	707	56,314	—	57,021

Contributed capital	119	101,881	—	102,000

Net loss, December 31, 2003	—	—	(504,984)	(504,984)

Balance, December 31, 2003	$1,400	25,687,680	$(25,966,377)	$(277,297)

* Not reviewed by independent accountants

The accompanying notes are an integral part of the consolidated financial statements

AUGUST FINANCIAL HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2003 (unaudited*) and 2002 (audited)

	2003	2002
Cash flows from operating activities:
Net Loss	$(504,984)	$(570,871)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	22,971	7,808
Issuance of stock for consulting services	2,000	—
Issuance of stock for compensation	57,021	4,800
Abandonment of property and equipment	1,777	2,119
Increase (decrease) from changes in assets and liabilities:
Accounts receivable	(226)	(74)
Prepaid expenses	5,343	(7,468)
Deposits	—	(4,400)
Accounts payable	14,925	48,713
Accrued expenses	106,389	106,417
Accrued site settlement	—	50,591
Deferred income	9,039	4,445

Net cash used in operating activities	(285,745)	(357,920)

Cash flows used in investing activities:
Purchase of property and equipment	(35,378)	(25,675)
Purchase of License	—	(30,000)
Purchase of Book of Business	—	(7,500)
Proceeds from sale of property and equipment	—	6,155

Net cash used in investing activities	(35,379)	(57,020)

Cash flows provided by financing activities:
Issuance of common stock	102,000	187,500

Net decrease in cash	(219,123)	(227,440)

Cash, beginning of period	220,379	447,819

Cash, end of period	$1,256	$220,379

* Not reviewed by independent accountants

The accompanying notes are an integral part of the consolidated financial statements

AUGUST FINANCIAL HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(unaudited and not reviewed by independent accountants)

Note 1 – Organization and Business:

The Company was in the elastomer products business and previously operated under the name Corcap, Inc. from 1988 until 2002. The Company and its related subsidiaries had effectively ceased operations from 1996 to May 2002, and its only asset was an investment in CompuDyne Corporation common stock, which the Company sold in 2000. In early 2002, the Board of Directors named Vivian Wenhuey Chen Huang as the Company’s President, Chairman, and CEO to develop new business for the Company. At its May 8, 2002 annual stockholders’ meeting, Corcap, Inc. changed its name to August Financial Holding Company, Inc. (“AFHC” or the “Company”) and moved its headquarters to 150 Lincoln Street, Boston, MA. Since then, the Company has formed three wholly-owned subsidiaries, August Financial Advisors, Inc. (“AFA”), which provides portfolio management and financial advisory services, August Insurance Agency, Inc. (“AIA”), which provides various types of personal and commercial insurance and August Consumer Services, Inc.(“ACS”), which provides internet access, fax, photocopy, mailboxes, and other office related services to the local immigrant community. ACS has two retail locations in the greater Boston area. These two locations also serve as offices for AIA, so that insurance products, with the exception of automobile insurance, can also be offered to the immigrant community.

On December 8, 2003 the Company unexpectedly received a notification from Acadia Elastomers Corporation (“Acadia”) as successor to Buyer in a certain Asset Purchase Agreement, dated July 1, 1991, (among Corcap, Inc., Acadia Polymers Inc., Acadia Central, Inc., Acadia Eastern, Inc. and Acadia Virginia, Inc. (“Sellers”) and JM Clipper Polymers Corporation (“Buyer”)) that an indemnifiable claim has been brought against Acadia by a third party, for which Seller allegedly must indemnify Acadia, as successor to the Buyer.

Due to the claim stated above, the potential investors have decided not to invest in the Company. Without such additional funding, the continuance of the Company is in serious doubt. Accordingly the Board of Directors has decided to dissolve the businesses of the Company.

The consolidated financial statements do not include any transactions or adjustments that might result from the sale and liquidation of the subsidiaries and their related assets as no transactions occurred as of December 31, 2003. Management does not expect that the proceeds will be adequate to settle all the outstanding liabilities.

The accompanying consolidated financials statements of AFHC have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial information furnished reflects all adjustments consisting of normal recurring accruals which are in the opinion of management, necessary for the fair presentation of the financial position, results of operations, and cash flows for the periods presented.

Note 2 – Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany transactions have been eliminated in the consolidated financial statements.

Use of Estimates

Certain estimates used by management are susceptible to significant changes in the economic environment. Any such changes could result in the determination of amounts different from those reported in the financial statements. Management believes that the estimates used are adequate based on the information currently available.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank deposit accounts and short term, highly liquid investments with original maturities of three months or less at the date of purchase.

Off Balance Sheet Risk

Amounts over $100,000 are not insured by the Federal Deposit Insurance Corporation. These balances fluctuate during the year and can exceed this $100,000 limit. Management regularly monitors the financial institution together with their cash balances, and tries to keep this potential risk to a minimum.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation of equipment is computed on a straight-line basis over estimated useful lives of three years. Leasehold improvements are depreciated over the shorter of the related lease terms or their estimated useful lives.

License and Book of Business

The license and book of business are stated at cost, net of accumulated amortization. Amortization of the license and is on a straight-line basis over three years, as that is the duration of the license. The book of business is amortized over an estimated life of three years as that is the predicted life of customer retention.

Deferred Income

Deferred income arises from commissions earned on written insurance policies. If during the term of the policy, the policy is cancelled by the policy holder, the related pro-rated commission income, must be returned by the Company to the insurance carrier. No insurance policy exceeds a one year term. Revenue from commissions is recognized on a straight line basis over the term of the policies.

Income Taxes

The interim consolidated financial statements for the three months ended June 30, 2003, do not include a tax provision due to the net operating losses sustained. The Company and its subsidiaries will file a consolidated tax return. The Company has a net operating loss carry-forward of approximately $6,600,000 as of December 31, 2002. No deferred tax asset has been recorded as the Company has not demonstrated sustained profitable operations to utilize this benefit arising from the net operating loss carryforward.

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during each period presented.

Note 3 – Contingency:

The Company has been negotiating the settlement of certain environmental claims relating to remediation of the Waste, Inc. landfill superfund site in Michigan City, Indiana (the “Site”). Those claims arise out of the alleged disposal at the Site of waste generated at an Indiana manufacturing facility formerly operated by a corporate predecessor of the Company. The Company no longer has any involvement with the predecessor entity or with the facility in question, but remains potentially liable, along with several other current and former owners and operators, based on past relationships.

In early 2002, the Company agreed with the two other entities that formerly operated the Indiana facility on a settlement proposal that would have effectively resolved their potential liability in relation to the Site. The Company would contribute $50,591 towards the settlement total. This proposal was submitted in 2002 to the members of the Waste, Inc. RD/RA Group, which is composed of entities responsible for Site remediation.

These claims have not yet been finally resolved as there has been no formal acceptance of settlement. Therefore, there are no assurances that there will be no additional costs. The Company’s counsel and management expect, but cannot be certain, that the alleged liability will be settled for the amount recorded under the balance sheet caption “Accrued site settlement”.

Note 4 – Issuance of Stock and Stock Awards

On October 22, 2002, a Special Stockholders’ Meeting of the Company was held to consider approval of a reverse stock split of the Company’s common stock of one share for every one hundred shares held. A quorum was reached, and the reverse stock split was approved by the stockholders at the meeting. The effective date of the reverse split was October 22, 2002. There would be no fractional shares issued resulting from the split, as the Company will purchase any fractional shares for cash in 2003. Due to the insolvency of the company, the issuance of the new shares and the purchase of the fractional shares have not occurred.

The Company’s Compensation Committee grants the rights to receive Company common stock to certain executives and management of the Company and its subsidiaries. These conditional grants are contingent on the achievement of certain performance goals and/or minimum lengths of service. During the year ended December 31, 2003, rights to acquire 70,715 shares of company common stock that was previously granted became vested and is included in the earnings per share calculations, although the shares have not been issued. Compensation expense has been recognized on the consolidated financial statements for the year ended December 31, 2003 in the amount of $57, 022.

In addition, during May 2003, the Board of Directors voted and agreed to restructure the vesting of the 85,000 (post Reverse-Split) restricted common stock grant to President, Chairman and CEO of AFHC, Vivian Wenhuey Chen Huang. Under the terms of the new agreement, restricted common stock will be vested in portion to the amount of $1,000,000 of capital raised, excluding capital contributed by other board members, or other AFHC staff, but including shares issued for services rendered or businesses acquired. This contingency expires on April 1, 2008. As of December 31, 2003, 15,215 common stock shares have been vested and has been recorded on the December 31, 2003 consolidated financial statements.

During the year ended December 31, 2003, $102,000 of capital was contributed by management and outside accredited investors during the second round of bridge capital. $85,000 of the investment was valued at $10.00 per common stock shares and $17,000 invested was valued at $5.00 per common share. Accordingly 11,900 shares of common stock are outstanding and included in the calculation of earnings per share at Decmber 31, 2003.

Note 5 – Property and Equipment:

Property and equipment is comprised of the following at December 31, 2003:

Equipment	$19,500
Leasehold Improvements	29,418

Subtotal	48,918

Less: Accumulated Depreciation	(13,070)

Total	$35,848

Note 6 – License and Book of Business:

The license and the book of business is being amortized over a three year life and is comprised of the following at December 31, 2003:

License	$30,000
Less: Accumulated Amortization	(12,500)

Total	$17,500

Book of Business	$7,500
Less: Accumulated Amortization	(3125)

Total	$4,375

The expected amortization expense for the remaining life of the license is $10,000 for 2004 and $7,500 for 2005. The expected amortization expense for the remaining life of the book of business is $2,500 for 2004 and $1,875 for 2005.

Note 7 – Operating Leases

As of December 31, 2003, the Company leases three offices under operating leases. On March 3, 2003, the Company signed a five year lease commencing on June 1, 2003 for the first location for the ACS Center (“ACS Lease 1”). The ACS Lease 1 is for 685 square feet of rental space that is attached to an Asian supermarket located in Allston, MA. The lease terminates on May 31, 2008 and has two options of extensions for five years each. On May 23, 2003, The Company entered into a second lease, for its second location of an ACS Center (“ACS Lease 2”) consisting of 519 square feet of retail space located in Quincy, MA. The term of ACS Lease 2 is three years with two options of extensions for two years each. The Company also has a three year lease for its Boston headquarters (“Boston Lease”), which terminates on May 31, 2005, with two options for extensions of three years each. Combined monthly minimum rent and condo maintenance and real estate tax expense for the leases is $8,794. Rent, condo maintenance and real estate tax expense for the year ended December 31, 2003 was $63,231, which is included in the Occupancy line on the Consolidated Statements of Operations. The leases require incremental increases on the annual anniversary of the lease date. The minimum aggregate future obligations under these leases as of December 31, 2003 are as follows:

Year ending:
2004	106,216
2005	88,271
2006	67,288
2007	61,710
2008	25,712

Note 8 – Related Party Transactions

An officer of AFHC is also a partner of a law firm that serves as legal counsel for the Company. AFHC and its subsidiaries incurred approximately $10,000 in legal fees, for services rendered during the year ended December 31, 2003, of which a majority were accrued for as of December 31, 2002. The officer resigned from the Company effective December 15, 2003.

Note 9 – Subsequent Events

On December 29, 2003, the Company legally dissolved August Financial Advisors, Inc. and August Consumer Services, Inc. Once the Insurance business has been sold it will legally dissolve August Insurance Agency, Inc.